Exhibit 99.1

ALLION HEALTHCARE, INC.

AUDIT COMMITTEE CHARTER

I.	PURPOSE

The purpose of the audit committee (the “Audit Committee”) of the Board of Directors (the “Board”) of Allion Healthcare, Inc. (the “Company”) is to assist the Board in overseeing the accounting and financial reporting processes and the audits of the Company’s financial statements. The Audit Committee’s primary duties and responsibilities are to:

•	Monitor the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting and legal compliance;

•	Appoint, approve and monitor the independence, qualifications, services, performance and compensation of the Company’s independent auditors; and

•	Review and approve, as appropriate, related party transactions for potential conflict of interest situations.

While the Audit Committee has the responsibilities and powers set forth in this Audit Committee Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate, are in accordance with generally accepted accounting principles, and fairly present the financial condition and financial result of the Company. The foregoing is the sole responsibility of management and the Company’s independent auditors.

II.	COMPOSITION

The Audit Committee shall have at least three members, comprised solely of independent directors (as defined in the applicable rules of the Nasdaq National Market) and shall also satisfy the Nasdaq National Market’s heightened independence requirement for members of an audit committee. Each member of the Audit Committee shall be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement, or will become able to do so within a reasonable period of time after his or her appointment to the Audit Committee. Additionally, the Audit Committee shall have at least one member who satisfies the definition of an “audit committee financial expert” as set forth in Item 401(h) of Regulation S-K, promulgated by the SEC and as determined by the Nominating & Corporate Governance Committee or the Board (as the case may be) (the “Financial Expert”). The designation of the Financial Expert shall be made by the Board at least annually.

The members of the Audit Committee shall be nominated by the Nominating and Corporate Governance Committee and appointed annually by the Board and shall serve until his or her successor is duly appointed and qualified or until such member’s earlier resignation or removal. Unless a Chair is elected by the full Board, the members of the Audit Committee may designate a Chair by majority vote of the full Audit Committee membership. No member of the Audit Committee shall serve simultaneously on the audit committees of more than two other public companies without the prior approval of the Board.

Formal action to be taken by the Audit Committee shall be by unanimous written consent or by the affirmative vote of a majority of the Audit Committee members present (in person or by conference telephone) at a meeting at which a quorum is present. A quorum shall consist of at least one-half of the members of the Audit Committee.

The Audit Committee may invite such members of management and other persons to its meetings as it may deem desirable or appropriate. The Audit Committee shall maintain a separate book of minutes of its proceedings and actions and report regularly to the Board summarizing the Audit Committee’s actions and any significant issues considered by the Audit Committee. The Audit Committee may, in its discretion, delegate authority to subcommittees, whether or not such delegation is specifically contemplated under any plan or program when and as it deems appropriate.

III.	MEETINGS

The Audit Committee shall hold meetings are deemed necessary or desirable by the chair of the Audit Committee. All Audit Committee members are expected to attend each meeting. As part of its responsibility to foster open communication, the Audit Committee should meet periodically with management and the independent auditor in separate sessions to discuss any matters that the Audit Committee or either of these groups believe should be discussed privately. When deemed appropriate, Audit Committee meetings may be held in person or by telephone. Meeting agendas shall be prepared and provided in advance to members, along with appropriate background materials. Minutes or other records of meetings and activities of the Audit Committee shall be maintained and reported to the full Board.

IV.	RESPONSIBILITIES AND DUTIES

The Audit Committee shall provide assistance to the directors in fulfilling their responsibility to the stockholders and the investment community relating to the corporate accounting and reporting practices of the Company and oversight of (1) the quality and integrity of financial reports of the Company, (2) the Company’s compliance with legal and regulatory requirements, (3) the independent auditors’ qualifications and independence and (4) the performance of the Company’s independent auditors. In so doing, it is the responsibility of the Audit Committee to maintain free and open communication between the directors, the independent auditors and the financial management of the Company.

In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and stockholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality. The Audit Committee shall have the sole authority to appoint or replace the independent auditors. The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditors shall report directly to the Audit Committee.

The Audit Committee shall preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditors, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, as amended, which are approved by the Audit Committee prior to the completion of the audit.

The Audit Committee shall have the following authority and responsibilities:

Independent Auditors

1.	The Audit Committee shall recommend to the Board, subject to approval of the stockholders, the appointment of the independent auditor.

2.	The independent auditors report directly to the Audit Committee and are ultimately accountable to the Audit Committee and the Board. The Audit Committee shall review the independence and qualifications of the independent auditors and evaluate the performance of the auditors, the provision of audit and non-audit services, and the discharge of auditors when circumstances warrant. In performing this review, the Audit Committee shall:

(i)	Obtain and review a report from the independent auditors at least annually regarding (1) the independent auditors’ internal quality-control procedures; (2) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm; and (3) any steps taken to deal with any such issues. Evaluate the qualifications and performance of the independent auditors, including considering whether the auditors’ quality controls are adequate. The Audit Committee shall present its conclusions with respect to the independent auditors to the Board promptly after each such review;

(ii)	On an annual basis, obtain from the independent auditors a written communication delineating all their relationships and professional services as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. In addition, review with the independent auditors the nature and scope of any disclosed relationships or professional services, consider whether the provision of permitted nonaudit services, if any, is compatible with maintaining the auditors’ independence, and take, or recommend that the Board of Directors take, appropriate action to ensure the continuing independence of the auditors;

(iii)	Review and evaluate the lead partner of the independent auditor and ensure the rotation of the lead audit partner every five years and other audit partners every seven years, and consider whether there should be a regular rotation of the independent auditor itself; and

(iv)	Present its conclusions with respect to the independent auditor to the Board.

3.	The Audit Committee shall review with the independent auditor any problems or difficulties and management’s response.

4.	The Audit Committee shall approve all audit engagement fees and other significant compensation to be paid to the independent auditor and the terms of such engagement. Pre-approve any non-audit services to be provided to the Company by the independent auditor. Set clear hiring policies by the Company with respect to employees or former employees of the independent auditor.

5.	From time to time, the Audit Committee shall discuss with the independent auditor and management:

(i)	all critical accounting policies,

(ii)	all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent auditor;

(iii)	the effect of any regulatory and accounting initiatives, as well as off-balance sheet structures, if any; and

(iv)	other material written communications between the independent auditor and management, including, but not limited to, the management letter and schedule of unadjusted differences.

6.	The Audit Committee shall annually review the independent auditors’ audit plan. Discuss scope, staffing, locations, reliance upon management and general audit approach.

7.	The Audit Committee shall, from time to time, review with the independent auditor its evaluation of the quality of the Company’s accounting principles and such matters as are required to be discussed with the Audit Committee under generally accepted auditing standards.

8.	The Audit Committee shall have the power to resolve any disagreements between management and the independent auditor regarding financial reporting.

Financial Reporting Process

1.

Review and discuss with management and the independent auditor, as appropriate, earnings press releases and other financial information, including particularly any “pro forma” information or other non-GAAP financial measures, and any earnings guidance to be disseminated to the public, communicated to ratings agencies, included in any Current Report on Form 8-K or otherwise properly used in any other public presentation.

2.	Prior to releasing year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with SAS No. 61. Review significant accounting and reporting issues of complex or unusual transactions and the effect of off-balance sheet structures on the financial statement of the Company.

3.	Discuss the annual audited financial statements and quarterly financial statements with management and the independent auditor and outside legal counsel, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Based on review and discussions, make recommendations to the Board whether the Company’s annual audited financial statements should be included in the Company’s Annual Report on Form 10-K.

4.	Review the regular internal reports to management prepared by the independent auditor and management’s responses to these documents.

5.	Consider the independent auditor’s judgments about the quality (not just the acceptability) and appropriateness of the Company’s accounting principles as applied in financial accounting. Inquire as to the independent auditor’s views about whether management’s choices of accounting principles appear reasonable from the perspective of income, asset and liability recognition, and whether those principles are common practices or are minority practices.

6.	In consultation with management, and the independent auditor, consider the integrity and adequacy of the Company’s financial reporting processes and controls, both external and internal. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Review significant findings prepared by the independent auditor together with management’s responses, including the status of previous recommendations.

7.	Consider and approve, if appropriate, major changes to the Company’s auditing and accounting principles and practices as suggested by the independent accountants, management.

Internal Controls and Legal Compliance

1.	Evaluate whether management is setting the appropriate tone at the top by communicating the importance of internal control over financial reporting and ensuring that all individuals possess an understanding of their roles and responsibilities.

2.	Review and investigate any matters relating to the integrity of management, potential conflicts of interest and adherence to the Company’s policies.

3.	Review disclosures made to the Audit Committee by the Company’s Chief Executive Officer and Chief Financial Officer during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal control over financial reporting or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal control over financial reporting.

4.	Consider and review with management and the independent auditors, the effectiveness of the Company’s system of internal control over financial reporting. Develop, in consultation with management, a timetable for implementing recommendations to correct identified deficiencies or weaknesses.

5.	On at least an annual basis, review with the Company’s counsel any legal matters that could have a significant impact on the organization’s financial statements, the Company’s compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

6.	Review management’s monitoring of the Company’s compliance with laws and management’s exercise of ethical practices and ensure that management has the proper review systems in place to ensure that the Company’s financial statements, reports and other information disseminated to governmental organizations, and the public, satisfy legal requirements.

Reports of the Audit Committee

1.	Report to the Board about Audit Committee activities and issues that arise with respect to the quality or integrity of the Company’s financial statement, or internal controls over financial reporting.

2.	Prepare a report of the Audit Committee to be included in the Company’s proxy statement for its annual meeting of stockholders, disclosing whether (1) the Audit Committee had reviewed and discussed with management and the independent auditors, as well as discussed within the Audit Committee (without management or the independent auditors present), the financial statements and the quality of accounting principles and significant judgments affecting the financial statements; (2) the Audit Committee discussed with the auditors the independence of the auditors; and (3) based upon the Audit Committee’s review and discussions with management and the independent auditors, the Audit Committee had recommended to the Board that the audited financials be included in the Company’s annual report on Form 10-K.

3.	Report annually to the shareholders, describing the Audit Committee’s composition, responsibilities and how they were discharged, and any other information required by the Securities and Exchange Commission or the Nasdaq National Market, including approval of non-audit services.

Miscellaneous

1.	The Audit Committee will perform such other functions as assigned by law, the Nasdaq National Market, the Company’s articles of incorporation or by-laws or the Board.

2.	Review and reassess the adequacy of the Charter at least annually. Submit the Audit Committee Charter to the Board for approval and have the document published at least every three years in accordance with regulations promulgated by the SEC.

3.	Review and pre-approve all related-party transactions as defined by the Nasdaq National Market.

4.	Review regularly the Company’s compliance processes.

5.	The Audit Committee shall perform any other activities consistent with the Audit Committee Charter, the Company’s By-laws and governing law, as the Audit Committee or the Board deems appropriate or necessary.

6.	Establish procedures for:

i.	The receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and

ii.	The confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

V.	RESOURCES AND AUTHORITY

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors, management and Company employees. The Audit Committee shall have resources, authority and funding appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate, and approve the fees and other retention terms of special counsel or other experts or consultants, as it deems appropriate, without seeking approval of the Board or management.